Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Second Amendment”) is made and entered into as of November 25, 2008 by and among CBRE Realty Finance, Inc., a Maryland corporation (the “Company”), CBRE Realty Finance Management, LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”), CB Richard Ellis, Inc., a Delaware Corporation (“CBRE”) and CBRE Melody & Company, formerly LJ Melody & Company, a Texas corporation (“Melody”).

WHEREAS, the Company is a corporation qualified to be taxed as a real estate investment trust for federal income tax purposes; and

WHEREAS, the Company, the Manager, CBRE and Melody are parties to that certain Amended and Restated Management Agreement dated April 29, 2008, as amended by that certain First Amendment to Amended and Restated Management Agreement dated October 13, 2008 (collectively, the “Amended Management Agreement”) whereby the Manager provides certain services to the Company and its subsidiaries, each on the terms and conditions set forth therein; and

WHEREAS, the Company, the Manager, CBRE and Melody now desire to amend certain terms of the Amended Management Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION	1. AMENDMENTS.

(a) Section 13(a) of the Amended Management Agreement is hereby deleted in its entirety and replaced with the following, new Section 13(a):

“(a) Until this Agreement is terminated in accordance with its terms, this Agreement (A) shall be in effect until December 31, 2008 (the “Initial Term”), and (B) shall be automatically renewed for a one-year term each anniversary date thereafter (a “Renewal Term”) unless: (i) at least two-thirds of the Independent Directors or the holders of at least a majority of the outstanding Common Shares agree not to automatically renew because there has been unsatisfactory performance by the Manager that is materially detrimental to the Company, or (ii) the compensation payable to the Manager hereunder is unfair; provided, that the Company shall not have the right to terminate this Agreement under clause (ii) above if the Manager agrees to continue to provide the services under this Agreement at a fee that at least two-thirds of the Independent Directors determines to be fair pursuant to the procedure set forth below. If the Company elects not to renew this Agreement at the expiration of the Initial Term or any such one-year extension term as set forth above, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section 13(a) (x) no later than December 15, 2008 nor earlier than December 5, 2008 with respect to the Initial Term and (y) not less than one hundred eighty (180) days prior to the expiration of any Renewal Term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the “Effective Termination Date”), (x) no later than December 15, 2008 nor earlier than December 5, 2008 with respect to the Initial Term and (y) not less than one hundred eighty (180) days from the date of the notice for any Renewal Term, on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the Company, no fewer than sixty (60) days, prior to the prospective Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company (represented by the Independent Directors) and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager and at least two-thirds of the Independent Directors agree to the terms of the revised compensation to be payable to the Manager within sixty (60) days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such sixty (60) day this Agreement shall terminate, such termination to be effective on the date which is the later of (A) ten (10) days following the end of such sixty (60) day and (B) the Effective Termination Date originally set forth in the Termination Notice.”

(b) Section 13(c) of the Amended Management Agreement is hereby deleted in its entirety and replaced with the following, new Section 13(c):

“(c) No later than December 15, 2008 nor earlier than December 5, 2008 the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on December 31, 2008; provided however, that prior to December 31, 2008, this Agreement shall automatically terminate on the date the Company consummates (i) a merger or other business combination with another entity, (ii) a sale, in one or more related transactions, of (x) all or substantially all of its assets or (y) 50% or more of its total voting power of its securities or (iii) its liquidation or dissolution.”

(c) Section 13(e) of the Amended Management Agreement is hereby deleted in its entirety and replaced with the following, new Section 13(e):

“(e) No later than December 15, 2008 nor earlier than the date hereof, the Company may deliver written notice to the Manager informing the Manager of the Company’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on December 31, 2008.”

SECTION 2. ENTIRE AGREEMENT.

The Amended Management Agreement and this Second Amendment shall be read together and shall have the same force and effect as if the provisions of the Amended Management Agreement and this Second Amendment were contained in one document. Any provisions of the Amended Management Agreement not amended by this Second Amendment shall remain in full force and effect as provided in the Amended Management Agreement immediately prior to the date hereof.

SECTION 3. GOVERNING LAW.

THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 4. COUNTERPARTS.

This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Second Amendment shall become binding when one or more counterparts of this Second Amendment, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

CBRE REALTY FINANCE, INC.

By:	/s/ Kenneth J. Witkin

Name: Kenneth J. Witkin Title: President & CEO

CBRE REALTY FINANCE MANAGEMENT, LLC

By:	/s/ Kenneth J. Witkin

Name: Kenneth J. Witkin Title: Executive Managing Director

CB RICHARD ELLIS, INC. (with respect to Section 3(d) only)

By:	/s/ Chris M. Shamaly

Name: Chris M. Shamaly Title: Assistant Secretary

CBRE MELODY & COMPANY (with respect to Section 3(d) only)

By:	/s/ Brian F. Stoffers

Name: Brian F. Stoffers Title: President